SenesTech Announces Public Offering of Common Stock

FLAGSTAFF, AZ, November 8, 2017 – SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary technologies for managing animal pest populations through fertility control, today announced that it plans to offer Common Stock and Warrants to purchase Common Stock in a registered public offering pursuant to a registration statement filed with the U.S. Securities and Exchange Commission.

SenesTech intends to use the net proceeds from the offering for working capital and general corporate purposes, including those related to the commercialization of ContraPest®.

Roth Capital Partners will act as the lead underwriter for the offering. When available, copies of the registration statement and any prospectus or prospectus supplement related to the offering may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC's website, www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of an effective registration statement and prospectus.

About SenesTech

SenesTech has developed an innovative technology for managing animal pest populations through fertility control as opposed to a lethal approach.

ContraPest's novel technology and approach targets the reproductive capabilities of both sexes in rat populations, inducing egg loss in female rats and impairing sperm development in males. Using a proprietary bait delivery method, ContraPest is dispensed in a highly palatable liquid formulation that promotes sustained consumption by rat communities. ContraPest is designed, formulated and dispensed to be low hazard for handlers and non-target species such as wildlife, livestock and pets, where the active ingredients break down rapidly, unlike rodenticides. In contrast, the historical approach to managing rat pest populations, rodenticides, carries a high risk of environmental contamination and the poisoning of non-target animals, pets and children. ContraPest is a Restricted Use product.

We believe our innovative non-lethal approach, targeting reproduction, is more humane, less harmful to the environment, and more effective in providing a sustainable solution to pest infestations than traditional lethal pest management methods. We believe ContraPest® will establish a new paradigm in rodent control, resulting in improved performance in rodent control over rodenticides, without the negative environmental effects of rodenticides. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission. Forward looking statements include, but are not limited to, our plans to complete an offering and our expectation regarding use or proceeds.

CONTACT:

Investor: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com.

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143.

Underwriter: Aaron M. Gurewitz, Managing Director, Head of Capital Markets, Roth Capital Partners, LLC, 949-720-5703, agurewitz@roth.com.